                                                                     Exh. 3.1(j)
'
                                                                          PAGE 1

                               STATE OF  DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TEAM LABS SYSTEMS GROUP, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF OCTOBER, A.D. 2000, AT 2:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TENTH DAY OF OCTOBER, A.D. 2000.



                     [SEAL]      /s/ EDWARD J. FREEL
                                 ------------------------------------
                                 Edward J. Freel, Secretary of State

2236742 8100                         AUTHENTICATION: 0728864
001497966                                      DATE: 10-11-00

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After issuance of Stock)

                                                                       Filed by:

                         TEAM LABS SYSTEMS GROUP, INC.
                     -------------------------------------
                              Name of Corporation

     We the undersigned ROY RAYO, President
                        -------------------------------------------
                          President or Vice President

CLAUDINE O. MONTENEGRO, Secretary of TEAM LABS SYSTEMS GROUP, INC.
---------------------------------    -----------------------------
Secretary or Assistant Secretary        Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 29th day of August, 2000, adopted a resolution to amend the original articles as follows:

     RESOLVED: That Article FOURTH of the Certificate of Incorporation be amended to read in full as follows:

     "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Seventy Five Million (75,000,0000). The par value of each of such shares is $.0001. All such shares are one class and are shares of Common Stock. Effective upon the filing of this Certificate of Amendment to the Corporation's Certificate of Incorporation, each 50 shares of the Corporation's $.0001 par value Common Stock outstanding shall be converted into one share of the Corporation's $.0001 par value Common Stock without the necessity of any further act by the Corporation. In lieu of fractional shares, the Corporation shall purchase any fractional shares in accordance with the laws of the State of Delaware.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,499,032; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon. This amendment shall be effective as of 10/10/00.

     I declare under penalty of perjury that the foregoing is true and correct. Executed this 29th day of August, 2000 at Los Angeles County, California.


                                        /s/ ROY RAYO
                                        ----------------------------------------
                                        Roy Rayo
                                        President

                                        /s/ CLAUDINE O. MONTENEGRO
                                        ----------------------------------------
                                        Claudine O. Montenegro
                                        Secretary

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 10/02/2000
   001497966-2236742